SEALE AND BEERS, CPAs

PCAOB REGISTERED AUDITORS

www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K/A of JA Energy, of our report dated December 15, 2014 on our audit of the financial statements of JA Energy as of August 31, 2014, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

December 2, 2015